Exhibit 99.1
AG Mortgage Investment Trust, Inc. Provides Update to Shareholders

NEW YORK -- (BUSINESS WIRE) – October 17, 2022 – AG Mortgage Investment Trust, Inc. (NYSE: MITT) (the “Company”) announced today an update on its portfolio and liquidity position, including certain preliminary estimated financial information as of and for the quarter ended September 30, 2022.

In light of sustained market volatility and to enhance transparency to shareholders, the Company has elected to provide the following preliminary updates on its business and financial performance:

Book Value Per Common Share. The Company estimates that Book Value per share as of September 30, 2022 was between $10.97 and $11.07, as compared to $11.48 per share as of June 30, 2022. In addition, Adjusted Book Value per share as of September 30, 2022 was estimated to be between $10.63 and $10.73, as compared to $11.15 per share as of June 30, 2022.(1)

Liquidity Position. The Company’s liquidity position remains strong, with total liquidity as of September 30, 2022 estimated to be $79.7 million, consisting of $77.6 million of cash and $2.1 million of unencumbered Agency RMBS.

Investment Portfolio. The Company’s Investment Portfolio as of September 30, 2022 was estimated to be $4.3 billion as compared to $4.1 billion as of June 30, 2022. (2)

Leverage. The Company’s Economic Leverage Ratio is estimated to be 2.0x as of September 30, 2022 compared to 2.7x as of June 30, 2022. (3) Non-recourse and recourse financing as of September 30, 2022 is estimated to be $3.0 billion and $1.0 billion, respectively, as compared to $2.5 billion and $0.9 billion, respectively, as of June 30, 2022.

The Company continues to execute its disciplined financing strategy, focused on reducing warehouse exposure. During the quarter ended September 30, 2022 and through the date of this press release, the Company executed three rated Non-Agency and Agency-Eligible Loan securitizations, representing an aggregate of $1.3 billion of unpaid principal balance (including one securitization that priced in October 2022, representing $0.5 billion unpaid principal balance, which is subject to closing).

Warehouse Capacity. The Company had approximately $1.9 billion in available capacity under its warehouse facilities as of September 30, 2022. Following the completion of the recently priced securitization in October 2022, the Company’s available warehouse capacity will increase to $2.2 billion.

Stock Repurchases. During the third quarter 2022 and through the date of this press release, the Company repurchased 0.5 million shares of its common stock at a cost of $2.7 million.

The Company has not yet completed its quarterly financial close process for the three months ended September 30, 2022. The preliminary financial information set forth above reflects the Company's estimates with respect to such information, based on information currently available to management, and may vary materially from the Company's actual financial results as of and for the periods noted above. Further, these estimates are not a comprehensive statement or estimate of the Company's financial results or financial condition. These estimates should not be viewed as a substitute for financial statements prepared in accordance with U.S. GAAP, and they are not necessarily indicative of the results to be achieved in any future period. Accordingly, a reader should not place undue reliance on these estimates.

These estimates, which are the responsibility of the Company's management, were prepared by the Company's management and are based upon a number of assumptions. Additional items that may require adjustments to these estimates may be identified and could result in material changes to these estimates. These estimates are inherently uncertain and the Company undertakes no obligation to update or revise this information.

About AG Mortgage Investment Trust, Inc.

AG Mortgage Investment Trust, Inc. is a residential mortgage REIT with a focus on investing in a diversified risk-adjusted portfolio of residential mortgage-related assets in the U.S. mortgage market. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., a leading privately-held alternative investment firm focusing on credit and real estate strategies.

Additional information can be found on the Company’s website at www.agmit.com.

About Angelo, Gordon & Co., L.P.

Angelo, Gordon & Co., L.P. (“Angelo Gordon”) is a privately-held alternative investment firm founded in November 1988. The firm currently manages approximately $52 billion with a primary focus on credit and real estate strategies. Angelo Gordon has over 600 employees, including more than 200 investment professionals, and is headquartered in New York, with associated offices elsewhere in the U.S., Europe and Asia. For more information, visit www.angelogordon.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that may cause such a difference, include, without limitation, the Company’s ability to achieve the anticipated benefits of its origination and securitization strategy, the Company’s ability to grow at the pace anticipated or at all, the impact of uncertainty and volatility in the markets on the Company’s business and strategy, the

Company’s pipeline, the Company’s liquidity, the Company’s financing strategy, including the ability to execute securitizations (including whether the securitization in October 2022 will close as anticipated or at all), the availability of capacity under the Company’s warehouse facilities which are uncommitted, the ability and timing of any stock repurchases, the Company’s management and resources, the Company’s ability to navigate challenging market conditions and harness MITT’s earnings power, including the ability to enhance shareholder value, and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and its other reports filed from time to time with the U.S. Securities and Exchange Commission. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. The Company cautions investors not to unduly rely on any forward-looking statements.

The forward-looking statements speak only as of the date of this press release. The Company is under no duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures. Management believes that this non-GAAP information, when considered with our GAAP financial statements, provides supplemental information useful for investors to help evaluate our financial performance. Our presentation of non-GAAP financial information may not be comparable to similarly-titled measures of other companies, who may use different calculations. This non-GAAP financial information should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this press release to the most directly comparable financial measures prepared in accordance with GAAP should be carefully evaluated.

The below table provides a reconciliation of the Company’s preliminary estimated range of its Book Value to its preliminary estimated range of Adjusted Book Value ($ in thousands, except per share data):

	Low	High
Book Value per share(1)	$10.97	$11.07
Net proceeds less liquidation preference of preferred stock per share	(0.34)	(0.34)
Adjusted Book Value per share(1)	$10.63	$10.73

Footnotes

(1) Book Value per share is calculated using stockholders’ equity less net proceeds of our cumulative redeemable preferred stock divided by the total common shares issued and outstanding. Adjusted Book Value per share is calculated using stockholders’ equity less the liquidation preference of our cumulative redeemable preferred stock divided by the total common shares issued and outstanding. Estimated Book Value per share and estimated Adjusted Book Value per share as of September 30, 2022 are based on 22,117,486 common shares outstanding on that date. Adjusted Book Value per share is a Non-GAAP financial measure. Refer to the “Non-GAAP Financial Measures” section for additional information.
(2) The Investment Portfolio at period end consists of the net carrying value of our Residential Investments, Agency RMBS, and, where applicable, any long positions in TBAs, including mortgage loans and securities owned through investments in affiliates, exclusive of AG Arc LLC. Our Residential Investments and Agency RMBS are held at fair value.
(3) Economic Leverage Ratio is calculated by dividing total Economic Leverage, including any net TBA position, by our GAAP stockholders’ equity at quarter end. Total Economic Leverage at quarter end includes recourse financing arrangements recorded within "Investments in debt and equity of affiliates" exclusive of any financing utilized through AG Arc LLC, plus the payable on all unsettled buys less the financing on all unsettled sells and any net TBA position (at cost). Total Economic Leverage excludes any non-recourse financing arrangements. Non-recourse financing arrangements include securitized debt, as well as financing on certain Non-QM Loans. Our obligation to repay our non-recourse financing arrangements is limited to the value of the pledged collateral thereunder and does not create a general claim against us as an entity.

AG Mortgage Investment Trust, Inc.
Investor Relations
(212) 692-2110
ir@agmit.com

Source: AG Mortgage Investment Trust, Inc.